Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Harvey Beker, certify that (i) the Annual Report of Millburn Multi-Markets Fund L.P. (the “Partnership”) on Form 10-K for the period ending December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Harvey Beker

Harvey Beker

Co-Chief Executive Officer

Millburn Ridgefield Corporation

General Partner

Millburn Multi-Markets Fund L.P.

March 28, 2014